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                                                                    EXHIBIT 5(b)





                [Letterhead of Morris, Nichols, Arsht & Tunnell]





                                October 24, 1997





J.P. Morgan Index Funding Company I
c/o J.P. Morgan & Co. Incorporated
60 Wall Street
New York, New York 10260

            Re:   J.P. Morgan Index Funding Company I

Ladies and Gentlemen:

            We have acted as special Delaware counsel to J.P. Morgan Index Funding Company I, a Delaware statutory business trust (the "Trust"), in connection with certain matters relating to the creation of the Trust and the proposed issuance of Preferred Securities of separate Series of Securities of the Trust to beneficial owners pursuant to and as described in Registration Statement (and the Prospectus forming a part thereof) on Form S-3 filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). Capitalized terms used herein and not otherwise herein defined are used as defined in the Amended and Restated Declaration of Trust of the Trust in the form attached as an exhibit to the Registration Statement (the "Governing Instrument").

            In rendering this opinion, we have examined copies of the following documents in the forms provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on December 12, 1996 (the "Certificate"); the
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Restated Certificate of Trust of the Trust as filed in the State Office on
September 30, 1997; the Declaration of Trust of the Trust dated as of December 12, 1996 (the "Original Governing Instrument"); the Governing Instrument; the form of Preferred Guarantee to be made by J.P. Morgan & Co. Incorporated; the Registration Statement; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as drafts or copies or forms of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) the due formation or organization, valid existence and good standing of each entity (other than the Trust) that is a party to any of the documents reviewed by us under the laws of the jurisdiction of its respective formation or organization; (ii) the due authorization, execution and delivery by, or on behalf of, each of the parties thereto of the above-referenced documents (including, without limitation, the due authorization, execution and delivery of the Governing Instrument prior to the first issuance of Preferred Securities of any Series of Securities of the Trust); (iii) that J.P. Morgan & Co. Incorporated, as Sponsor, and each applicable Trustee, will duly authorize, execute and deliver a declaration supplement for each Series of Securities of the Trust in the form of the Declaration Supplement attached as an exhibit to the Governing Instrument and all other documents contemplated thereby or by the Registration Statement or the Governing Instrument to be executed in connection with the creation of each such Series of Securities and the issuance by the Trust of Preferred Securities of such Series of Securities, in each case prior to the first issuance of such Preferred Securities; (iv) that the Preferred Securities of each Series of Securities of the Trust will be offered and sold pursuant to the Registration Statement and a prospectus supplement that will be consistent with (a) the terms of the applicable Declaration Supplement relating to each such Series of Securities, and (b) accurately describe, the terms of the Governing Instrument and the Preferred Guarantee and all other relevant documents; (v) that no event has occurred or will occur subsequent to the filing of the Certificate that would cause a dissolution or liquidation of the Trust under the Original Governing Instrument or the Governing Instrument (or, as applicable, any applicable Declaration Supplement); (vi) that the activities of the Trust have been
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and will be conducted in accordance with the Original Governing Instrument or the Governing Instrument (and any applicable Declaration Supplement), as applicable, and the Delaware Business Trust Act, 12 Del. C. Sections 3801 et seq. (the "Delaware Act"); (vii) that each Holder of Preferred Securities of any Series of Securities of the Trust will make payment of the required consideration therefor and receive a Preferred Securities Certificate in consideration thereof in accordance with the terms and conditions of the Registration Statement and the Prospectus forming a part thereof, the Governing Instrument and the applicable prospectus supplement and Declaration Supplement, and that the Preferred Securities of each Series of Securities are otherwise issued and sold to the Preferred Securities Holders of such Series of Securities in accordance with the terms, conditions, requirements and procedures set forth in the Registration Statement and the Prospectus forming a part thereof, the Governing Instrument and the applicable prospectus supplement and Declaration Supplement; and (viii) that the documents examined by us, or contemplated hereby, express the entire understanding of the parties thereto with respect to the subject matter thereof and have not been, and, prior to the issuance of Preferred Securities of any Series of Securities of the Trust, will not be, modified, supplemented or otherwise amended, except as herein referenced. No opinion is expressed with respect to the requirements of, or compliance with, federal or state securities or blue sky laws. Further, we express no opinion with respect to the Registration Statement or any other offering materials relating to the Preferred Securities of any Series of Securities and we assume no responsibility for their contents. As to any fact material to our opinion, other than those assumed, we have relied without independent investigation on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained.

            Based on and subject to the foregoing, and limited in all respects to matters of Delaware law, it is our opinion that:

            1.          The Trust is a duly created and validly existing
                  business trust in good standing under the laws of the State of Delaware.

            2.          Upon issuance, the Preferred Securities of any Series of
                  Securities of the Trust will constitute validly-issued and, subject to
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                  the terms of the Governing Instrument and the applicable
                  Declaration Supplement, fully-paid and non-assessable beneficial interests in the assets of the Trust consisting of the related Note of Morgan Guaranty associated with the Preferred Securities of the applicable Series of Securities. We note that, pursuant to Section 11.04 of the Governing Instrument, the Trust may withhold amounts otherwise distributable to a Holder and pay over such amounts to the applicable jurisdictions in accordance with federal, state and local law and any amount withheld will be deemed to have been distributed to such Holder and that, pursuant to the Governing Instrument (and, as applicable, the applicable Declaration Supplement), Preferred Security Holders may be obligated to make payments or provide indemnity or security under the circumstances set forth therein.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts, and on our review of the above-referenced documents and the application of Delaware law as the same exist as of the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or any changes in facts or law that may hereafter occur or take effect. This opinion is intended solely for the benefit of the addressee hereof in connection with the matters contemplated hereby and may not be relied on by any other person or entity or for any other purpose without our prior written consent.


                                    Very truly yours,

                                    MORRIS, NICHOLS, ARSHT & TUNNELL

                                    /s/ MORRIS, NICHOLS, ARSCHT & TUNNELL